                                                                  EXHIBIT 10(d)

===============================================================================


                         5-YEAR COMPETITIVE ADVANCE AND
                      REVOLVING CREDIT FACILITY AGREEMENT


                          Dated as of December 1, 1995


                                     among


                     AMERICAN BANKERS INSURANCE GROUP, INC.

                           THE LENDERS NAMED HEREIN,

                     CHEMICAL BANK, as Administrative Agent

                                      and

                      BARCLAYS BANK PLC, NEW YORK BRANCH,
                                  as Co-Agent


===============================================================================

                               TABLE OF CONTENTS





                                    ARTICLE I
                                   DEFINITIONS

                                                                                                                           Page
1.1       Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2       Terms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                            ARTICLE II

                                                            THE CREDITS

2.1       Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
2.2       Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
2.3       Competitive Bid Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
2.4       Standby Borrowing Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
2.5       Conversion and Continuation of Standby Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
2.6       Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
2.7       Repayment of Loans; Evidence of Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
2.8       Interest on Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
2.9       Default Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
2.10      Alternate Rate of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
2.11      Termination and Reduction of Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
2.12      Prepayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
2.13      Reserve Requirements; Change in Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
2.14      Change in Legality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
2.15      Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
2.16      Pro Rata Treatment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
2.17      Sharing of Setoffs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
2.18      Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
2.19      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
2.20      Duty to Mitigate; Assignment of Commitments Under Certain Circumstances  . . . . . . . . . . . . . . . . . . . .  36



                                                            ARTICLE III

                                                  REPRESENTATIONS AND WARRANTIES

3.1   Organization; Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
3.2   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
3.3   Enforceability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
3.4   Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
3.5   Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
3.6   Ownership of Properties; Possession under Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
3.7   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
3.8   Litigation, Compliance with Laws, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
3.9   Federal Reserve Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
3.10  Investment Company Act; Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . .  40
3.11  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
3.12  No Material Misstatements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
3.13  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
3.14  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
3.15  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
3.16  Absence of Certain Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
3.17  Reinsurance Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
3.18  Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
3.19  Obligations as Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                            ARTICLE IV

                                                       CONDITIONS OF LENDING

4.1  All Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
4.2  Closing Dat. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                             ARTICLE V

                                                             COVENANTS


                                                     A.  Affirmative Covenants

5.1  Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
5.2  Business and Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46


5.3   Financial Statements, Reports, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
5.4   Insurance Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
5.5   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
5.6   Obligations and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
5.7   Litigation and Other Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
5.8   Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
5.9   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
5.10  Maintaining Records; Access to Properties and Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
5.11  Ownership of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
5.12  Compliance with Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
5.13  Preparation of Environmental Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                      B.  Negative Covenants

5.14  Limitations on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
5.15  Prohibition of Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
5.16  Dividends and Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
5.17  Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
5.18  Stockholder's Equity          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
5.19  Consolidated Total Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
5.20  Interest Charge Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
5.21  Statutory Surplus of ABIC and ABLAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
5.22  Risk-Based Capital Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
5.23  Limitations of Subsidiary Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                            ARTICLE VI

                                                         EVENTS OF DEFAULT


                                                            ARTICLE VII

                                                     THE ADMINISTRATIVE AGENT


                                                           ARTICLE VIII

                                                           MISCELLANEOUS

8.1   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
8.2   Survival of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

8.3   Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
8.4   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
8.5   Expenses; Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
8.6   Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
8.7   Waivers; Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
8.8   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
8.9   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
8.10  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
8.11  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
8.12  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
8.13  Jurisdiction: Consent to Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
8.14  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                                           *     *     *

                                                      EXHIBITS AND SCHEDULES

Exhibit A-1   Form of Competitive Bid Request
Exhibit A-2   Form of Notice of Competitive Bid Request
Exhibit A-3   Form of Competitive Bid
Exhibit A-4   Form of Competitive Bid Accept/Reject Letter
Exhibit A-5   Form of Standby Borrowing Request
Exhibit B     Administrative Questionnaire
Exhibit C     Form of Assignment and Acceptance
Exhibit D     Form of Opinion of Counsel for American Bankers Insurance Group, Inc.

Schedule 2.1  Commitments
Schedule 3.6  Capital Leases
Schedule 3.7  Subsidiaries
Schedule 3.8  Litigation
Schedule 3.15 Environmental Matters
Schedule 3.16 Certain Restrictions


               5-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (the "AGREEMENT") dated as of December 1, 1995, among AMERICAN BANKERS INSURANCE GROUP, INC., a Florida corporation (the "COMPANY"), the lenders listed in Schedule 2.1 (the "LENDERS"), CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and BARCLAYS BANK PLC, NEW YORK BRANCH, as Co-Agent.


                                   BACKGROUND

          A. The Lenders have been requested to extend credit to the Company to enable it to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (such term and each other capitalized term used but not defined shall have the meaning assigned to it in Article I) a principal amount not in excess of $250,000,000 at any time outstanding.

          B. The Lenders have also been requested to provide a procedure pursuant to which the Company may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Company. The proceeds of such borrowings are to be used for working capital and other general corporate purposes, including commercial paper back-up.

          C. The Lenders are willing to extend credit on the terms and subject to the conditions herein set forth. This Agreement will replace the Existing Credit Facility.

          Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

          ABR BORROWING:  a Borrowing comprised of ABR Loans.

          ABR LOAN: any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

          ADJUSTED LIBO RATE: with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

          ADMINISTRATIVE FEES:  as defined in Section 2.6(c).

          ADMINISTRATIVE QUESTIONNAIRE: an Administrative Questionnaire in the form of Exhibit B hereto.

          AFFILIATE: with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

          ABIC: American Bankers Insurance Company of Florida, a property and casualty insurance company and wholly-owned Subsidiary of the Company.

          ABLAC: American Bankers Life Assurance Company of Florida, a life insurance company and wholly-owned Subsidiary of the Company.

          ALTERNATE BASE RATE: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the

Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          APPLICABLE INSURANCE REGULATORY AUTHORITY: with respect to any Insurance Subsidiary, the insurance commissioner or similar Governmental Authority located in the state in which such Insurance Subsidiary is domiciled and any Federal insurance Governmental Authority and any successor to any of the foregoing.

          APPLICABLE MARGIN: on any date, with respect to Eurodollar Loans, the lowest applicable percentage set forth below based upon the Ratings in effect on such date:

Category 1
----------

A3 or higher by Moody's; or                0.200%
A- or higher by S&P

Category 2
----------

Baa1 by Moody's; or                        0.250%
BBB+ by S&P

Category 3
----------

Baa2 by Moody's; or                        0.350%
BBB by S&P

Category 4
----------

Baa3 or lower by Moody's; or               0.625%
BBB- or lower by S&P

For purposes of the foregoing, (i) if no Ratings exist, the Applicable Margin shall be based upon Category 4, and (ii) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each such change in the Applicable Margin shall apply to all outstanding Eurodollar Loans during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

          ASSIGNMENT AND ACCEPTANCE: an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit C.

          BOARD: the Board of Governors of the Federal Reserve System of the United States.

          BOARD OF DIRECTORS: the Board of Directors of the Company or any duly authorized committee thereof.

          BORROWING: a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.3) on a single date and as to which a single Interest Period is in effect.

          BUSINESS DAY: any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          CAPITAL LEASE: a lease which has been or should be, in accordance with GAAP, treated as a capital lease.

          CAPITAL LEASE OBLIGATIONS: with respect to any person, the obligations of such person and its consolidated subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property, which obligations are accounted for as a Capital Lease on the consolidated balance sheet of such person, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          CHANGE IN CONTROL: shall be deemed to have occurred if either (a) any person or group of persons shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of the Company (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), or (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company.

          CLOSING DATE:  the date hereof.

          CODE: the Internal Revenue Code of 1986, as the same may be amended from time to time.

          COMMITMENT: with respect to each Lender, the commitment of such Lender hereunder as set forth as of the Closing Date in Schedule 2.1 hereto, or as set forth in the Register, as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

          COMPANY ACTION LEVEL RBC: the greater of the standard (i) as defined in the Risk-Based Capital (RBC) for Insurers Model Act adopted by the NAIC and (ii) as determined in accordance with the laws and regulations of the state of domicile of ABIC or ABLAC, as the case may be.

          COMPETITIVE BID: an offer by a Lender to make a Competitive Loan pursuant to Section 2.3.

          COMPETITIVE BID ACCEPT/REJECT LETTER: a notification made by the Company pursuant to Section 2.3(d) in the form of Exhibit A-4.

          COMPETITIVE BID RATE: as to any Competitive Bid, (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

          COMPETITIVE BID REQUEST: a request made pursuant to Section 2.3 in the form of Exhibit A-1.

          COMPETITIVE BORROWING: a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.3.

          COMPETITIVE LOAN: a Loan made pursuant to the bidding procedure described in Section 2.3. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

          CONSOLIDATED INCOME AVAILABLE FOR INTEREST CHARGES: with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Interest Charges and (b) taxes imposed on or measured by income or excess profits.

          CONSOLIDATED NET INCOME: with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

          (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner by the Company or a Subsidiary, realized by such other Person prior to the date of acquisition;

          (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions;

          (c) any restoration to income of any contingency reserve in excess of $2,000,000 as to any one item or in excess of $4,000,000 in the aggregate as to any two or more items, except to the extent that provision for such reserve was made out of income accrued during such period;

          (d) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets other than securities (such capital assets to include, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets);

          (e)  any unrealized holding gains and losses on securities;

          (f) any gains resulting from any write-up of any assets, but not any loss resulting from any write-down of any assets;

          (g) any net gain from the collection of the proceeds of life insurance policies;

          (h) any gain arising from the acquisition of any security, or the extinguishment, under GAAP, of any Indebtedness, of the Company or any Subsidiary;

          (i) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or (iv) any discontinued operations or the disposition thereof;

          (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

          (k) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

          (l) any portion of such net income that cannot be freely converted into United States Dollars, it being understood that the imposition of taxes by any foreign Governmental Authority on the repatriation of income shall not be deemed to be a restriction on convertibility.

          CONSOLIDATED NET WORTH: as at any date of determination, the consolidated stockholder's equity of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, provided that for purposes of computing Consolidated Net Worth, the ongoing effect of Statement of Financial Accounting Standards No. 115 (Accounting for Certain Investments in Debt and Equity Securities) ("FASB 115") will be excluded.

          CONSOLIDATED TANGIBLE NET WORTH: as at any date of determination, Consolidated Net Worth less the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any subsidiary over the cost of the investment in such Subsidiary.

          CONSOLIDATED TOTAL DEBT: as at any date of determination, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (excluding in the case of Subsidiaries, (i) any undrawn amount of a letter of credit issued in connection with insurance agreements entered into in the ordinary course of business and (ii) any obligation to reimburse an amount drawn under any such letter of credit which is reimbursed within five Business Days immediately following the drawing thereunder).

          CONVENTION STATEMENT: with respect to any Insurance Subsidiary, any annual or quarterly statutory financial statement of such Insurance Subsidiary required to be filed with the Applicable Insurance Regulatory Authority in accordance with state law, together with all exhibits, schedules, certificates or actuarial opinions filed or delivered therewith.

          DEFAULT: any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          DOLLARS or $:  lawful money of the United States of America.

          ENVIRONMENT: ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

          ENVIRONMENTAL CLAIM: any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material;
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          ENVIRONMENTAL LAW: any and all applicable present and future treaties, laws, statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

          ENVIRONMENTAL PERMIT: any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

          ERISA: the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          ERISA AFFILIATE: any trade or business (whether or not incorporated) that, together with the Company is treated as a single employer under Section 414 of the Code.

          ERISA EVENT: (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;
(c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice that Withdrawal Liability is being imposed or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a "prohibited transaction" with respect to which the Company or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code), or with respect to which the Company or any such Subsidiary could otherwise be liable.

          EURODOLLAR BORROWING:  a Borrowing comprised of Eurodollar Loans.

          EURODOLLAR COMPETITIVE LOAN: any Competitive Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          EURODOLLAR LOAN: any Eurodollar Competitive Loan or Eurodollar Standby Loan.

          EURODOLLAR STANDBY LOAN: any Standby Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          EVENT OF DEFAULT:  as defined in Article VI.

          EXCHANGE ACT:  the Securities Exchange Act of 1934, as amended.

          EXISTING CREDIT FACILITY: Amended and Restated Revolving Credit and Reimbursement Agreement, dated as of March 20, 1990, as amended and restated as of February 10, 1993 and as amended as of April 4, 1994, among the Company, Barclays Bank PLC, New York Branch, as issuing bank and agent and the lenders party thereto.

          FACILITY FEE:  as defined in Section 2.6(a).

          FACILITY FEE PERCENTAGE: on any date the lowest applicable percentage set forth below based upon the Ratings in effect on such date:

                                              Facility Fee
                                               Percentage
                                              ------------
Category 1
----------

A3 or higher by Moody's; or                      0.100%
A- or higher by S&P

Category 2
----------

Baal by Moody's; or                              0.125%
BBB+ by S&P

Category 3
----------

Baa2 by Moody's; or                              0.150%
BBB by S&P

Category 4
----------

Baa3 or lower by Moody's; or                     0.250%
BBB- or lower by S&P

For purposes of the foregoing, (i) if no Ratings exist, the Facility Fee Percentage shall be based upon Category 4, and (ii) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each such change with respect to the Company shall apply at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

          FAIR VALUE: when used with respect to property, the fair value as determined in good faith by the board of directors of the Company.

       FEES:  the Facility Fee, the Utilization Fee and the Administrative Fees.

          FINANCIAL OFFICER: with respect to any corporation, the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer or director of treasury services of such corporation.

          FIXED RATE BORROWING:  a Borrowing comprised of Fixed Rate Loans.

          FIXED RATE LOAN: any Competitive Loan bearing interest at a fixed percentage rate per annum (the "FIXED RATE") (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

          GAAP: generally accepted accounting principles, applied on a consistent basis.

          GOVERNMENTAL AUTHORITY: any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          HAZARDOUS MATERIALS: all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBS") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          INDEBTEDNESS: with respect to any person, without duplication, (i) all liabilities for money borrowed or for the deferred purchase price of property or services, (ii) all liabilities in respect of letters of credit issued for the account of such person and all drafts drawn thereunder (whether or not representing borrowed money); (iii) Swaps and (iv) Capital Lease Obligations, which, in each case, are created, assumed, incurred or guaranteed in any manner by such person or for which such person is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise).

          INSURANCE BUSINESS: one or more aspects of the business of selling, issuing, underwriting, reinsuring, producing, administering, managing or servicing life and health insurance and property and casualty insurance and activities reasonably incidental thereto.

          INSURANCE REGULATORY INFORMATION SYSTEM: the Insurance Regulatory Information System promulgated by the NAIC, or any successor system promulgated by the NAIC.

          INSURANCE SUBSIDIARIES: ABIC, ABLAC and any other Subsidiary, whether now owned or hereafter acquired, that is regulated, in accordance with applicable state law or any Federal law, as an insurer by an insurance commission or similar Governmental Authority located in the state in which such Subsidiary is domiciled or by any Federal insurance Governmental Authority.

          INTEREST CHARGES: with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

          INTEREST PAYMENT DATE: with respect to any Loan, the last day of each Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any prepayment of each Loan or conversion of such Loan to a Loan of a different Type.

          INTEREST PERIOD: (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.5 or repaid or prepaid in accordance with Section 2.7 or Section 2.12 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing, provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          LIBO RATE: with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to (i) in the case of a Standby Borrowing, the Administrative Agent's portion of such Eurodollar Borrowing and (ii) in the case of a Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Standby Borrowing, and for a maturity comparable to such Interest Period as are offered to the principal London offices of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          LICENSE:  as defined in Section 3.8(d).

          LIEN: with respect to any asset of any person, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities that constitute assets of such person, any purchase option, call or similar right of a third party with respect to such securities.

          LOAN: a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

          MARGIN: as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Adjusted LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          MARGIN REGULATIONS: Regulations G, T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          MARGIN STOCK:  as defined under Regulation U of the Board.

          MATERIAL ADVERSE EFFECT: (a) material impairment of the ability of the Company or any Subsidiary to perform any of its obligations under the Agreement or (b) material impairment of the rights of or benefits available to the Lenders under this Agreement.

          MATERIAL SUBSIDIARY: any Subsidiary representing 5% or more of the Consolidated Net Worth or the Consolidated Net Income.

          MATURITY DATE:  December 1, 2000.

          MOODY'S:  Moody's Investors Service, Inc., or any successor thereto.

          MULTIEMPLOYER PLAN: a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          NAIC: the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

          NOTICE OF COMPETITIVE BID REQUEST:  a notification made pursuant to
Section 2.3 in the form of Exhibit A-2.

          PBGC: the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          PERSON: any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          PLAN:  any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Company or any ERISA Affiliate.

          RATING AGENCIES:  Moody's and S&P.

          RATINGS: the ratings from time to time established by the Rating Agencies for senior, unsecured, non-credit-enhanced long-term debt of the Company.

          REGISTER:  as defined in Section 8.4(d).

          REINSURANCE AGREEMENTS: all agreements, contracts, treaties, certificates and other arrangements whereby an insurance company agrees to transfer or cede to another insurer all or part of the liability assumed by such insurance company under a policy or policies of insurance reinsured by such insurance company.

          RELEASE: any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

          REMEDIAL ACTION: (a) "remedial action" as such term is defined in CERCLA, and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

          REQUIRED LENDERS: at any time, Lenders having Commitments representing at least 51% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VI, Lenders holding Loans representing at least 51% of the aggregate principal amount of the Loans outstanding.

          RESERVE LIABILITIES:  shall have the meaning assigned to such term in
Section 3.18.

          RESPONSIBLE OFFICER: of any corporation, any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration or the obligations of such corporation in respect of this Agreement.

          S&P: Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor thereto.

          SAP: as to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied on a basis consistent with Section 1.2.

          SEC:  the Securities and Exchange Commission.

          SIGNIFICANT INSURANCE SUBSIDIARIES: ABIC and ABLAC, including any successor or successors to such Subsidiaries.

          STANDBY BORROWING: a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

          STANDBY BORROWING REQUEST: a request made pursuant to Section 2.4 in the form of Exhibit A-5.

          STANDBY LOANS: the revolving loans made pursuant to Section 2.4. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

          STATEMENT OF ACTUARIAL OPINION: with respect to any Insurance Subsidiary, the Statement of Actuarial Opinion required to be filed with the Applicable Insurance Regulatory Authority in accordance with state law or, if such Applicable Insurance Regulatory Authority shall no longer require such a statement, information equivalent to that required to be included in the Statement of Actuarial Opinion that was filed immediately prior to the time such statement was no longer required.

          STATUTORY RESERVES: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          STATUTORY SURPLUS: In the case of ABIC, "surplus as regards policyholders" included in the Convention Statement of ABIC, and in the case of ABLAC, the sum of surplus, common capital stock and preferred capital stock included in the Convention Statement of ABLAC.

          SUBSIDIARY: with respect to any person (the "PARENT"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          SUBSIDIARY:  a subsidiary of the Company.

          SWAPS: with respect to any person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations designed to protect such person against fluctuations in interest rates or currency exchange rates (other than any such agreement entered into by an Insurance Subsidiary in the ordinary course of business for the purpose of asset liability management) obligating such person to make payments, whether periodically or upon the happening of a contingency. For purposes of this Agreement, the amount of the obligation under any Swap as of any date of determination shall be the amount payable, if any, in respect thereof assuming that such Swap had terminated on such date of determination, provided that if any agreement relating to such Swap provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then, in each case, the amount of such obligations shall be the net amount so determined.

          TOTAL ADJUSTED CAPITAL: the lesser of the standard as defined (i) in the Risk-Based Capital ("RBC") for Insurers Model Act adopted by the NAIC and
(ii) as determined in accordance with the laws and regulations of the state of domicile of ABIC or ABLAC, as the case may be.

          TOTAL COMMITMENT: at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

          TRANSACTIONS:  as defined in Section 3.2.

          TYPE: with respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the Alternate Base Rate and the Fixed Rate.

          UTILIZATION FEE:  as defined in Section 2.6(b).

          VOTING SHARES: as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

          WITHDRAWAL LIABILITY: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          1.2 TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference to this Agreement shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the case may be, as in effect from time to time applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.3 (including only such changes thereto as are approved or concurred in from time to time by the Company's independent public accountants); provided, however, that for purposes of determining compliance with the covenants contained in Article V, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP or SAP, as the case may be, as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.5.

                                   ARTICLE II

                                  THE CREDITS

          2.1 COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Company, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.16, subject, however, to the conditions that (i) at no time shall (A) the sum of
(x) the outstanding aggregate principal amount of all Standby Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (B) the Total Commitment and (ii) at all times, the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal the product of (A) the percentage which its Commitment represents of the Total Commitment times (B) the outstanding aggregate principal amount of all Standby Loans. Each Lender's Commitment is set forth opposite its name in Schedule 2.1 under the heading "Commitment". Such Commitments may be terminated or reduced from time to time pursuant to Section 2.11.

          Within the foregoing limits, the Company may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

          2.2 LOANS. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments, provided that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.3. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than

$5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

          (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Company may request pursuant to Section 2.3 or 2.4, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (c) Subject to Section 2.5, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Company to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.3 in the amounts so accepted. Standby Loans shall be made by the Lenders pro rata in accordance with Section
2.16. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent at (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          2.3 COMPETITIVE BID PROCEDURE. (a) In order to request Competitive Bids, the Company shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Company of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (w) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (x) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (y) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall telecopy to the Lenders a Notice of Competitive Bid Request in the form of Exhibit A-2 inviting the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans.

          (b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the Company responsive to such Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by telecopy, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested) of the Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by telecopy (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing, provided that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph
(b) shall be irrevocable.

          (c) The Administrative Agent shall as promptly as practicable notify the Company, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid.
The Administrative Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this Section 2.3.

          (d) The Company may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Company shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter in the form of Exhibit A-4, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not more than one hour after it shall have been notified of such bids by the Administrative Agent pursuant to such paragraph
(c) provided that (i) the failure of the Company to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above,
(ii) the Company shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate,
(iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the principal amount specified in the Competitive Bid Request,
(iv) if the Company shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted to exceed the amount specified in the Competitive Bid Request, then the Company shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000, provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Company. A notice given pursuant to this paragraph (d) shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (f) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in paragraph (i) or
(ii) of Section 2.1 would not be met.

          (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Company one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

          (h) All notices required by this Section 2.3 shall be given in accordance with Section 8.1.

          2.4 STANDBY BORROWING PROCEDURE. In order to request a Standby Borrowing, the Company shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 10:30 a.m., New York City time, three Business Days before such Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of such Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing. Notwithstanding any other provision of this Agreement to the contrary, no Standby Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise the

Lenders of any notice given pursuant to this Section 2.4 and of each Lender's portion of the requested Borrowing.

          2.5 CONVERSION AND CONTINUATION OF STANDBY LOANS. The Company shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurodollar Standby Borrowing into an ABR Borrowing, and (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Standby Borrowing or to continue any Eurodollar Standby Borrowing as a Eurodollar Standby Borrowing for an additional Interest Period, subject in each case to the following:

          (a) if less than all the outstanding principal amount of any Standby Borrowing shall be converted or continued, the aggregate principal amount of the Standby Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000;

          (b) accrued interest on a Standby Borrowing (or portion thereof) being converted shall be paid by the Company at the time of conversion;

          (c) if any Eurodollar Standby Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Company shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

          (d) any portion of a Standby Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Standby Borrowing;

          (e) any portion of a Eurodollar Standby Borrowing which cannot be continued as a Eurodollar Standby Borrowing by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Eurodollar Standby Borrowing into an ABR Borrowing; and

          (f) no Interest Period may be selected for any Eurodollar Standby Borrowing that would end later than the Maturity Date.

          Each notice pursuant to this Section 2.5 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Standby Borrowing to be converted or continued, (ii) whether such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and

(iv) if such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Standby Borrowing, the Company shall be deemed to have selected an Interest Period of one month's duration. If no notice shall have been given in accordance with this Section 2.5 to convert or continue any Standby Borrowing, such Standby Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

          2.6 FEES. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on December 31, 1995) and on each date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "FACILITY FEE"), at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the date of this Agreement, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

          (b) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a utilization fee (a "UTILIZATION FEE") at a rate per annum of 0.0625% on the aggregate outstanding Loans of such Lender for each day on which the aggregate outstanding Loans of all Lenders exceed 50% of the Total Commitment. All Utilization Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

          (c) The Company agrees to pay the Administrative Agent, for its own account, the administrative and other fees separately agreed to by the Company and the Administrative Agent (the "ADMINISTRATIVE FEES").

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

          2.7 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Company hereby agrees that the outstanding principal balance of each Standby Loan shall be payable on the Maturity Date and that the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.8.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.7 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay the Loans in accordance with their terms.

          2.8 INTEREST ON LOANS. (a) Subject to the provisions of Section 2.9, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect and (ii) in the case of each Eurodollar Competitive Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Company pursuant to Section 2.3.

          (b) Subject to the provisions of Section 2.9, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate.

          (c) Subject to the provisions of Section 2.9, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Company pursuant to Section 2.3.

          (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable Adjusted LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          2.9 DEFAULT INTEREST. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Company shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.8(b)) equal to the Alternate Base Rate plus 2%.

          2.10 ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Company and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Administrative Agent shall have advised the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by the Company for a Eurodollar Competitive Borrowing pursuant to
Section 2.3 shall be of no force and effect and shall be denied by the Administrative Agent and (y) any request by the Company for a Eurodollar Standby Borrowing pursuant to Section 2.4 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall notify the Company of such notice and until the Required Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by the Company for a Eurodollar Standby Borrowing shall be deemed a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error.

          2.11 TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Commitments shall be automatically terminated on the Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment, provided that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans.

          (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated accrued through the date of such termination or reduction.

          2.12 PREPAYMENT. (a) The Company shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans, provided that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. No prepayment may be made in respect of any Competitive Borrowing.

          (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Company shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Standby Loans outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction.

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          2.13 RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the principal of or interest on any Eurodollar Loan made by such Lender, Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein) or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO
Rate), or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Eurodollar Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then such additional amount or amounts as will compensate such Lender for such additional costs or reduction will be paid by the Company to such Lender upon demand. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request was applicable to such Lender at the time of submission of the Competitive Bid pursuant to which such Competitive Loan was made.

          (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for such reduction will be paid by the Company to such Lender.

          (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

          (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, provided that no Lender shall be entitled to compensation under this Section 2.13 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Company that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this
Section 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

          (e) The agreements in this Section 2.13 shall survive termination of this Agreement.

          2.14 CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Company and to the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.14, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

          2.15 INDEMNITY. The Company shall indemnify each Lender against any out-of-pocket loss or expense which such Lender may sustain or incur as a consequence of (a) any failure to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.3, 2.4 or 2.5,
(b) any payment, prepayment or conversion, or assignment required under Section 2.20, of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error.

          2.16 PRO RATA TREATMENT. Except as required under Sections 2.14 and 2.20, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees and Utilization Fees, each reduction of the Commitments and each refinancing or conversion of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

        2.17 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event, provided that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the amount of such participation.

          2.18 PAYMENTS. (a) The Company shall make each payment (including principal of or interest on any Borrowing and any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          2.19 TAXES. (a) Any and all payments to the Lenders hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding
(i) income taxes imposed on the income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")) and (ii) franchise taxes imposed on the income, assets or net worth of the Administrative Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent or such Lender (or Transferee) is organized or doing business (other than as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder), or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "TAXES"). If the Company shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Company shall pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other document contemplated by this Agreement ("OTHER TAXES").

          (c) The Company shall indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor, which written demand shall be made within 60 days of the date such Lender (or Transferee) or Administrative Agent receives written demand for payment of such Taxes or Other Taxes from the relevant Governmental Authority.

          (d) If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Company, or with respect to which the Company has paid additional amounts, pursuant to this Section 2.19, it shall promptly notify the Company of the availability of such refund claim and shall, within 30 days after receipt of a request by the Company, make a claim to such Governmental Authority for such refund at the Company' expense. If a Lender (or Transferee) or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 2.19, it shall within 30 days from the date of such receipt pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of such Lender (or Transferee) or the Administrative Agent, agree to repay the amount paid over to the Company (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the

Administrative Agent is required to repay such refund to such Governmental Authority.

          (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Company to the relevant Governmental Authority, the Company will deliver to the Administrative Agent, at its address referred to in Section 8.1, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

          (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER") shall deliver to the Company and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.19(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(g) that such Non-U.S. Lender is not legally able to deliver.

          (h) The Company shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan, provided that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Company; and provided further that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

          (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

          (j) Nothing contained in this Section 2.19 shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

          2.20 DUTY TO MITIGATE; ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES. (a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.13 or Section 2.19 or exercising its rights under
Section 2.14 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

          (b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Company shall be required to make additional payments to any Lender under Section 2.19, the Company shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.4) all interests, rights and obligations contained hereunder to another financial institution approved by the Administrative Agent (which approval shall not be unreasonably withheld) which shall assume such obligations, provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Company, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder (including any payments owed to it pursuant to Section 2.15).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to each of the Lenders that:

          3.1  ORGANIZATION; POWERS.  The Company and each of the Subsidiaries
(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of the Company, has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow hereunder.

          3.2 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, and the Borrowings hereunder (collectively, the "TRANSACTIONS") (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Company or any Subsidiary, (B) any judgment, writ, injunction, decree or order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary.

          3.3 ENFORCEABILITY. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, rehabilitation, reorganization, moratorium or similar laws affecting creditors generally and by general equity principles.

          3.4 GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required with respect to the Company in connection with the Transactions.

          3.5 FINANCIAL STATEMENTS. (a) The Company has heretofore furnished to the Administrative Agent and the Lenders copies of (i) its consolidated financial statements for the year ended December 31, 1994, which were included in its annual report on Form 10-K dated , March 31, 1995, filed with the SEC under the Exchange Act and (ii) its consolidated financial statements for the six months ended June 30, 1995, which were included in its Quarterly Report on Form 10-Q dated August 14, 1995 filed with the SEC under the Exchange Act.
Such financial statements present fairly, in all material respects, the financial condition and the results of operations of the Company and its Subsidiaries as of such dates in accordance with GAAP. All of the foregoing financial statements disclose all material liabilities, direct or contingent, of the Company and its Subsidiaries as of the dates thereof.

          (b) As of the date hereof, there has been no material adverse change in the business, assets, operations, prospects or conditions, financial or otherwise, of the Company and the Subsidiaries taken as a whole from December 31, 1994.

          (c) The Company has heretofore furnished to the Administrative Agent and the Lenders copies of the (i) annual and (ii) quarterly Convention Statements of each Insurance Subsidiary, as filed with their respective Applicable Insurance Regulatory Authority, as of and for the years ended December 31, 1992, 1993 and 1994 and as of and for the periods ending March 31, June 30, and September 30, 1995 (collectively, the "STATUTORY FINANCIAL STATEMENTS"). Each such Statutory Financial Statement is complete and correct and fairly present the statutory assets, liabilities, capital and surplus, results of operations and cash flows of the Insurance Subsidiary presented therein as of and for the respective dates and periods indicated therein in conformity with SAP and was in compliance with applicable law when filed. Each such Statutory Financial Statement discloses all material liabilities, direct or contingent, of the related Insurance Subsidiary as of the dates thereof.

          (d) As of the date hereof, there has been no material adverse change in the financial condition of the Insurance Subsidiaries from the financial condition reported in the Statutory Financial Statements referenced in paragraph (c) of this Section 3.5.

          3.6 OWNERSHIP OF PROPERTIES; POSSESSION UNDER LEASES. The Company and the Subsidiaries have good and sufficient title to their respective properties and assets, including the properties and assets reflected in the Company's consolidated financial statements referred to in Section 3.5(a) free and clear of any Lien, except (i) such properties and assets disposed of since such date in the ordinary course of business, (ii) such properties and assets held under Capital Leases referred to in Schedule 3.6, and (iii) such properties and assets the failure to have good and sufficient title to would not, individually or in the aggregate, result in a Material Adverse Effect.
The Company and the Subsidiaries enjoy peaceful and undisturbed possession under all leases necessary in any material respect for the operation of their respective properties and assets, and all such leases are valid and subsisting and are in full force and effect. The Company and the Subsidiaries own, or are licensed to use, all patents, trademarks, service marks, trade names, copyrights, licenses, technology, know-how and processes, permits and authorizations, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted (the "INTELLECTUAL PROPERTY"), without any known material conflict with the rights of others, except such Intellectual Property the failure so to own, possess or be licensed to use would not, individually or in the aggregate, result in a Material Adverse Effect.

          3.7 SUBSIDIARIES. Schedule 3.7 sets forth as of the date hereof a list of all Subsidiaries of the Company and the percentage ownership interest of the Company therein.

          3.8 LITIGATION, COMPLIANCE WITH LAWS, ETC. (a) Except as set forth in Schedule 3.8, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any business, property or rights of any such person (i) which involve this Agreement or the Transactions or (ii) as to which there is a reasonable probability of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is (i) in violation of, nor will the continued operation of their material properties and assets as currently operated violate, (A) any law, statute, rule or regulation (including the Margin Regulations and Environmental Laws) or of their respective certificates of incorporation or other constitutive documents or by-laws, (B) any judgment, writ, injunction, decree or order of any

Governmental Authority, including any Applicable Insurance Regulatory Authority of any Insurance Subsidiary, or (C) any provision of any indenture, agreement or other instrument to which it is a party or any of its property is or may be bound or (ii) in conflict with, breach of, or in default under, any provision of any such indenture, agreement or other instrument, where such violation, conflict, breach or default, individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect.

          (c) No Insurance Subsidiary is subject to (i) any order of liquidation, rehabilitation, conservation, supervision or any other order of like effect issued by any Applicable Insurance Regulatory Authority with respect to any Insurance Subsidiary or (ii) any plan of action of any Applicable Insurance Regulatory Authority which would result in the control or direction by such Applicable Insurance Regulatory Authority of the management, policies or ongoing business activities of such Insurance Subsidiary.

          (d) No license (including, without limitation, any license or certificate of authority from any Applicable Insurance Regulatory Authority of an Insurance Subsidiary), permit or authorization to engage in the business of insurance or reinsurance of any Insurance Subsidiary, other than licenses, permits or authorizations to perform services as an agent or broker (individually, a "LICENSE" and collectively, the "LICENSES") is the subject of, or threatened to be the subject of, a proceeding for suspension, revocation, restriction on License authority or limitation on premiums written or any similar proceedings, and to the best of the Company's knowledge there exists no sustainable basis for any such suspension, revocation, restriction on License authority or limitation on premiums written, except where such suspension, revocation, restriction, or limitation would not individually or in the aggregate result in a Material Adverse Effect.

          3.9 FEDERAL RESERVE REGULATIONS. (d) Neither the Company nor any Subsidiary that will receive proceeds of the Loans hereunder is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

          3.10 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any Subsidiary is (a) an "investment company" or a company

"controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          3.11 USE OF PROCEEDS. All proceeds of the Loans shall be used for the purposes referred to in the recitals to this Agreement or, in the case of the first Borrowing hereunder, to pay in full the principal of and accrued and unpaid interest on any outstanding loans under, and all other amounts in respect of, the Existing Credit Facility.

          3.12 NO MATERIAL MISSTATEMENTS. No report, financial statement or other information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or the credit facilities established hereby contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

          3.13 TAXES. The Company and each of the Subsidiaries have filed or caused to be filed all Federal, state andlocal tax returns which are required to be filed by them, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.


          3.14 EMPLOYEE BENEFIT PLANS. Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto before the Closing Date, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

          3.15  ENVIRONMENTAL MATTERS.  Except as set forth in Schedule 3.15:

          (a) To the best of the Company's or any Subsidiary's knowledge after reasonable investigation, the properties owned or operated by the Company and the Subsidiaries (the "PROPERTIES") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) could give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could result in a Material Adverse Effect;

          (b) The Properties and all operations of the Company and the Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary Environmental Permits, in the aggregate, could not result in a Material Adverse Effect;

          (c) To the best of the Company's or any Subsidiary's knowledge after reasonable investigation, there have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Company or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could result in a Material Adverse Effect;

          (d) Neither the Company nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Company or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Company or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could result in a Material Adverse Effect, nor do the Company or the Subsidiaries have reason to believe that any such notice will be received or is being threatened;

          (e) To the best of the Company's or any Subsidiary's knowledge after reasonable investigation, Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Company or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could result in a Material Adverse Effect.

          3.16  ABSENCE OF CERTAIN RESTRICTIONS.  Except as set forth in
Schedule 3.16 and as required by law, rule or regulation or by any Governmental Authority, including any Applicable Insurance Regulatory Authority, no indenture, certificate of designation for preferred stock, agreement or instrument to which any Subsidiary is a party will, directly or indirectly, prohibit or restrain the payment of dividends by such Subsidiary. As of the Closing Date, no such indenture, certificate, agreement or instrument to which the Company or any Subsidiary is a party will require the repayment of any amounts owed by the Company or such Subsidiary as a result of the consummation of the Transactions.

          3.17 REINSURANCE AGREEMENTS. The Company has delivered to the Administrative Agent copies of each Reinsurance Agreement with respect to which the Administrative Agent has requested copies. On the Closing Date, each such Reinsurance Agreement is in full force and effect and none of the Company, any Subsidiary or, to the best of the knowledge of the Company, any other person party thereto is in default in respect of any material provision thereof.

          3.18 RESERVES. All reserves and other liabilities with respect to insurance contracts reflected in each annual or quarterly Convention Statement of each Insurance Subsidiary filed with an Applicable Insurance Regulatory Authority since December 31, 1994 or September 30, 1995 or delivered to any Lender or the Administrative Agent ("RESERVE LIABILITIES"), (a) were determined in accordance with generally accepted actuarial standards consistently applied, or in the absence of a generally accepted actuarial standard for determining reserves and other liabilities with respect to a particular type of insurance contract, in accordance with an actuarial standard consistently applied that has been deemed reasonable in a Statement of Actuarial Opinion from a member of the American Academy of Actuaries, (b) were fairly stated in accordance with sound actuarial principles, (c) were based on actuarial assumptions that were in accordance with or more conservative than those appropriate (in the reasonable determination of the applicable Insurance Subsidiary) for the related insurance policies, (d) met the requirements of the applicable insurance laws, rules and regulations of their respective states of domicile and met in all material respects the requirements of the applicable insurance laws, rules and regulations of each other jurisdiction in which they are licensed to write insurance contracts and (e) reflected (on a net basis) the related reinsurance, coinsurance and other similar agreements of such Insurance Subsidiary. Adequate provision for all such Reserve Liabilities has been made (under generally accepted actuarial principles consistently applied) to cover the total amount of matured and unmatured benefits, claims and other liabilities of such Insurance Subsidiary under all insurance policies under which such Insurance Subsidiary has any liability (including any liability arising under or as a result of any reinsurance, coinsurance or other similar agreement) on the respective dates of the annual or quarterly Convention Statements based on commonly accepted actuarial assumptions as to future contingencies that are reasonable and appropriate under the circumstances.

          3.19 OBLIGATIONS AS SENIOR INDEBTEDNESS. The obligations created hereby will constitute direct, unconditional and general obligations of the Company and rank not less than pari passu with all other loans, indebtedness, guarantees and other obligations of the Company for borrowed money and will constitute "senior indebtedness" as that or any similar term is or may be defined in any instrument or agreement evidencing or relating to any subordinated debt or obligations of the Company now or hereafter existing, and the Administrative Agent and the Lenders will be entitled to the benefits of any such subordination provisions.


                                   ARTICLE IV

                             CONDITIONS OF LENDING

          The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

          4.1  ALL BORROWINGS.  On the date of each Borrowing:

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.3 or Section 2.4, as applicable.

          (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) The Company shall be in compliance with all of the terms and provisions set forth herein, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Company on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.1.

          4.2  CLOSING DATE.  On the Closing Date:

          (a) The Administrative Agent shall have received a favorable written opinion of Jorden Burt Berenson & Johnson LLP, dated the Closing Date and addressed to the Lenders and satisfactory to Debevoise & Plimpton, counsel for the Administrative Agent, to the effect set forth in Exhibit D hereto.

          (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder shall be satisfactory to the Lenders and to Debevoise & Plimpton, counsel for the Administrative Agent.

          (c) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of its state of incorporation, and a certificate as to the good standing of the Company as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Company; (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Debevoise & Plimpton, counsel for the Administrative Agent, may reasonably request.

          (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.1.

          (e) On or before the Closing Date, (i) the principal of and accrued and unpaid interest on any loans outstanding under the Existing Credit Facility shall have been paid in full, (ii) all other amounts due in respect of the Existing Credit Facility shall have been paid in full and
     (iii) the commitments to lend under the Existing Credit Facility shall have been permanently terminated.

          (f) The Administrative Agent shall have received any Fees or other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

                                   ARTICLE V

                                   COVENANTS

          A. AFFIRMATIVE COVENANTS. The Company covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

          5.1 EXISTENCE. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, Licenses, rights, franchises, patents, copyrights, trademarks and trade names, except as expressly permitted under Section 5.15, provided that nothing in this Section shall prevent the abandonment or termination of the existence, in the case of any Subsidiary, or rights, franchises, patents, copyrights, trademarks or trade names of any Subsidiary or the Company if such abandonment or termination is in the best interests of the Company and is not disadvantageous in any material respect to the Lenders.

          5.2 BUSINESS AND PROPERTIES. Comply in all material respects with all applicable laws, statutes, rules, regulations (including Margin Regulations and Environmental Laws) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          5.3 FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Company, furnish to the Administrative Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year, its consolidated balance sheet and the related statements of operations, stockholders' equity and cash flows showing the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Price Waterhouse LLP or other independent certified public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (f) below of an annual report on Form 10-K containing the foregoing);

          (b) as soon as available but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, showing the financial condition of the Company and its Consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (f) below of a quarterly report on Form 10-Q containing the foregoing);

          (c) as soon as available but in any event within 90 days after the close of each fiscal year, (i) a copy of the annual Convention Statement of each Insurance Subsidiary for such fiscal year and as filed with the Applicable Insurance Regulatory Authority certified by a Responsible Officer of such Insurance Subsidiary to the effect that such statements present fairly the statutory assets, liabilities, capital and surplus, results of operations and cash flows of such Insurance Subsidiary in accordance with SAP consistently applied, (ii) the Statement of Actuarial Opinion and Management Discussion and Analysis of each Insurance Subsidiary for such fiscal year and as filed with the Applicable Insurance Regulatory Authority; provided that, if such statements are required by any Applicable Insurance Regulatory Authority having jurisdiction over such Insurance Subsidiary to be certified by accountants or actuaries, such statements shall be delivered to the Administrative Agent and the Lenders so certified promptly after the filing date required by such Applicable Insurance Regulatory Authority with respect thereto;

          (d) as soon as available but in any event within 60 days after the close of each of the first three fiscal quarters of each fiscal year, a copy of the quarterly Convention Statement of each Insurance Subsidiary for such fiscal quarter and as filed with the Applicable Insurance Regulatory Authority, certified by a Responsible Officer of the Company as fairly presenting the statutory assets, liabilities, capital and surplus, results of operations and cash flows of such Insurance Subsidiary;


          (e) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) opining on or certifying such statements (which certificate, when furnished by such Financial Officer, may be limited to accounting matters and disclaim liability for legal interpretations), (ii) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and (iii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants referred to in Sections 5.18 through 5.23 (inclusive).

          (f) promptly after the same become publicly available, copies of all reports on Forms 10-K, 10-Q and 8-K filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, or, in the case of the Company, copies of all reports distributed to its shareholders, as the case may be;

          (g) as soon as practicable, copies of all regular or periodic financial and other reports, if any, which the Company or any of its Subsidiaries shall provide to any Governmental Authority, including any Applicable Insurance Regulatory Authority;

          (h) promptly after delivery to a Insurance Subsidiary, final copies of all regular and periodic reports of examinations of such Insurance Subsidiary, delivered to such Insurance Subsidiary by the Applicable Insurance Regulatory Authority; and

          (i) promptly, from time to time, such other information as any Lender shall reasonably request through the Administrative Agent.

          5.4 INSURANCE LICENSES. Furnish to the Administrative Agent and each Lender prompt notice of the actual suspension, termination or revocation of any License, or any restriction on License authority or limitation on premiums written, of any Insurance Subsidiary by any relevant Governmental Authority or of receipt of notice from any relevant Governmental Authority notifying any Insurance Subsidiary of a hearing relating to such a suspension, termination, revocation, restriction or limitation, including any request by a relevant Governmental Authority that commits any Insurance Subsidiary to take, or refrain from taking, any action, which materially and adversely affects the authority of any Insurance Subsidiary to conduct its Insurance Business.

          5.5 INSURANCE. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

          5.6 OBLIGATIONS AND TAXES. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment or discharge shall not be required with respect to any such tax, assessment charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

          5.7 LITIGATION AND OTHER NOTICES. Give the Administrative Agent prompt written notice of the following:

          (a) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, proceeding or inquiry by or before any Governmental Authority or arbitrator against the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect;

          (b) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto;

          (c) any default or event of default by the Company or any of its Subsidiaries under any contract, agreement, lease or other instrument of, or binding on, the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect;

          (d)  any change in any of the Ratings;

          (e) any actual or proposed material change in any insurance code which might reasonably be expected to result in a Material Adverse Effect; and

          (f) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and the action (if any) that is proposed to be taken with respect thereto.

          5.8 EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and (b) furnish to the Administrative Agent and each Lender as soon as possible after, and in any event within 30 days after any Responsible Officer of the Company or any ERISA Affiliate knows that, any ERISA Event has occurred that, alone or together with any other ERISA Event known to have occurred, could reasonably be expected to result in liability of the Company in an aggregate amount exceeding $1,000,000 in any year, a statement of a Responsible Officer of the Company setting forth details as to such ERISA Event and the action, if any, that the Company proposes to take with respect thereto.

          5.9 USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement or, in the case of the first Borrowing hereunder, to pay in full the principal of and accrued and unpaid interest on any loans outstanding under, and all other amounts due in respect of, the Existing Credit Facility.

          5.10 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Maintain financial records in accordance with GAAP and, with respect to any Insurance Subsidiary, SAP, and, upon reasonable notice, at all reasonable times, permit any authorized representative designated by the Administrative Agent to visit and inspect the properties of the Company and of any Subsidiary and to discuss the affairs, finances and condition of the Company and the Subsidiaries with a Financial Officer of the Company and such other officers as the Company shall deem appropriate.

          5.11 OWNERSHIP OF SUBSIDIARIES. In the case of the Company, own directly and beneficially and of record 100% of the capital stock of ABIC, ABLAC and any other Material Subsidiary or any of their respective successors.

          5.12 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws.

          5.13 PREPARATION OF ENVIRONMENTAL REPORTS. If a default caused by reason of a breach of Section 3.15 or 5.12 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Company, an environmental site assessment report for the properties that are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

          B. NEGATIVE COVENANTS. The Company covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to:

          5.14 LIMITATIONS ON LIENS. Directly or indirectly, create, incur, assume or permit to exist any Lien on any asset or property owned by the Company, except for Liens on assets or property (other than the capital stock of any Subsidiary, any investment by the Company in any Subsidiary or any promissory note, indebtedness or other similar instrument of any Subsidiary evidencing indebtedness owed by such Subsidiary to the Company) the value of which in the aggregate does not exceed $5,000,000.

          5.15 PROHIBITION OF FUNDAMENTAL CHANGES. Enter directly or indirectly into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or directly or indirectly convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets or any stock of any Subsidiary, except that:

          (a) the Company may dispose of any Subsidiary or its assets, other than a Significant Insurance Subsidiary or its assets, either through (i) the merger of such Subsidiary (provided that the surviving person resulting from such merger is not a Subsidiary), (ii) the sale of all or substantially all of the assets of such Subsidiary or (iii) the sale of the capital stock of such Subsidiary; provided that no Default or Event of Default has occurred and is continuing or would occur as a result of any disposition pursuant to the foregoing clauses (i), (ii) or (iii);

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or another wholly-owned Subsidiary; provided that a Significant Insurance Subsidiary may only sell, lease, transfer or otherwise dispose of a substantial part of its assets (upon voluntary liquidation or otherwise), other than in the ordinary course of business consistent with past practice, to another Significant Insurance Subsidiary; and

          (c) subject to Section 5.17, provided that no Default or Event of Default has occurred and is continuing or would occur as a result thereof, any person may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more Subsidiaries (provided that the Subsidiary shall be the continuing or surviving corporation).

          5.16 DIVIDENDS AND DISTRIBUTIONS. (a) In the case of the Company, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose if there is then continuing any Default or Event of Default (or a Default or Event of Default would result therefrom or exist after giving effect thereto).

          (b) In the case of any Subsidiary, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its capital stock or (ii) pay any Indebtedness owed to the Company or a Subsidiary.

          5.17 NATURE OF BUSINESS. (a) Permit any Significant Insurance Subsidiary to engage at any time in any business or business activity other than the Insurance Business, other businesses currently conducted by such Significant Insurance Subsidiaries and financial service businesses reasonably related thereto, including the provision of asset management services.

          (b) In the case of the Company, engage at any time in any business or business activity other than owning all the capital stock of its Subsidiaries and business activities reasonably incidental thereto.

          5.18 STOCKHOLDER'S EQUITY. Permit Consolidated Net Worth to be less than the sum of (i) $350,000,000 plus (ii) 25% of the positive Consolidated Net Income of the Company and its Subsidiaries for all periods commencing after December 31, 1995 plus (iii) any additions to Consolidated Net Worth other than from earnings for all periods commencing after December 31, 1995.

          5.19 CONSOLIDATED TOTAL DEBT. Permit the ratio of (i) Consolidated Total Debt to (ii) the sum of (a) Consolidated Total Debt plus (b) Consolidated Tangible Net Worth, to exceed 0.5 to 1.

          5.20 INTEREST CHARGE COVERAGE. As of the end of each fiscal quarter, permit the ratio of (i) Consolidated Income Available for Interest Charges for the four fiscal quarters then ended to (ii) Interest Charges for such period to be less than 2.5 to 1.

          5.21 STATUTORY SURPLUS OF ABIC AND ABLAC. Permit the Statutory Surplus of ABIC and ABLAC to be less than $115,000,000 and $70,000,000, respectively.

          5.22 RISK-BASED CAPITAL RATIO. (a) As of the end of each fiscal year, permit ABLAC's Total Adjusted Capital to be less than 150% of its Company Action Level RBC; and

          (b) as of the end of each fiscal year, permit ABIC's Total Adjusted Capital to be less than 125% of its Company Action Level RBC.

          5.23 LIMITATIONS OF SUBSIDIARY INDEBTEDNESS. Permit at any time the aggregate amount of Indebtedness of all Subsidiaries (excluding, for purposes of this Section 5.23 only, (i) any undrawn amount of a letter of credit issued in connection with insurance agreements entered into in the ordinary course of business, (ii) any obligation to reimburse an amount drawn under any such letter of credit which is reimbursed within five Business Days immediately following the drawing thereunder, and (iii) Indebtedness owing to the Company) to exceed $10,000,000.


                                   ARTICLE VI

                               EVENTS OF DEFAULT

          In case of the happening of any of the following events (each an "EVENT OF DEFAULT"):

          (a) any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement, the Borrowings hereunder or any certificate, financial statement, report, notice or other instrument prepared by the Company or any Subsidiary, in each case furnished by the Company to the Administrative Agent or any Lender pursuant hereto, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three days;

          (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 5.1, 5.11, or
     5.14 through 5.23 (inclusive);

          (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 5 days after notice thereof from the Administrative Agent or any Lender to the Company;

          (f) the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of (A) any single obligation of Indebtedness in a principal amount in excess of $5,000,000, or (B) any Indebtedness in an aggregate principal amount in excess of $15,000,000, in each case when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary, or of a substantial part of the property or assets of the Company or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, rehabilitator or similar official for the Company or a Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary or (iii) the winding up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership, rehabilitation or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
     (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) (i) one or more judgments for the payment of money in an aggregate amount (not paid or fully covered by insurance) of $5,000,000 or more entered against the Company or any Subsidiary shall not have been vacated, satisfied, discharged or stayed pending appeal within 30 days from the entry thereof, or, in the event of such a stay, such judgments shall not be discharged within 30 days after such stay expires; or (ii) the judgment creditor shall have legally commenced execution proceedings upon such judgment;

          (j) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred could reasonably be expected to result in a Material Adverse Effect;

          (k) any Applicable Insurance Regulatory Authority shall issue with respect to any Insurance Subsidiary (i) any order of liquidation, rehabilitation, conservation, supervision or any other order of like effect or (ii) any plan of action that would result in the control or direction by such Applicable Insurance Regulatory Authority of the management, policies or ongoing business activities of such Insurance Subsidiary, or (iii) any other order that is reasonably likely to result in a Material Adverse Effect or an impairment of the rights of or benefits available to the Administrative Agent or any of the other Lenders under this Agreement;

          (l) (i) any party to any Reinsurance Agreement (whether entered into as of the date hereof or hereafter entered into) to which any Insurance Subsidiary is a party shall fail to comply with any material provision thereof or (ii) any reinsurer under any Reinsurance Agreement shall become or shall be declared insolvent or any order of liquidation, rehabilitation, conservation or supervision or other order of like effect shall be entered against any such reinsurer, or any other kind of delinquency proceeding shall be commenced against any such reinsurer, if any event contemplated by clause (i) or (ii) could reasonably be expected to result in a Material Adverse Effect;

          (m) the actual or asserted invalidity of this Agreement or any related loan documentation or of any material agreement hereunder;

          (n) any default under any other material agreement of the Company or any Subsidiary that, in the reasonable judgment of the Required Lenders, would result in a Material Adverse Effect; or

          (o)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; and, in any event with respect to the Company described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

          In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder, and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company pursuant to this Agreement as received by the Administrative Agent.

          Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Company of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Administrative Agent may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Company on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Company of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent acceptable to the Company. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

          Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, the amount of its outstanding Loans) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Company and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Company, provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE VIII

                                 MISCELLANEOUS

          8.1 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

          (a) if to the Company, to American Bankers Insurance Group, Inc., 11222 Quail Roost Drive, Miami FL 33157-6987, Attention of Floyd G. Denison, (Telecopy No. (305) 252-7068);

          (b) if to the Administrative Agent, to Chemical Bank Agency Services Corp., 140 East 45th Street, 29th Floor, New York, New York 10017, Attention of Janet Beldon, (Telecopy No. (212) 662-0002), with a copy to Chemical Bank at 270 Park Avenue, New York, New York 10017, Re: American Bankers Insurance Group, Inc.; and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

          8.2 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the

Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

          8.3 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.

          8.4 SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that (i) the Company must give its prior written consent to such assignment, which consent shall not to be unreasonably withheld, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,000, and
(iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 8.5, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender represents and warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Company or the performance or observance by the Company of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.3 and 5.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the Company, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Company to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

          (f) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement.

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Lender, provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

          (h) The Company shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders.

          (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank, provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Company shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Company by the assigning Lender hereunder.

          8.5 EXPENSES; INDEMNITY. (a) The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof, or incurred by the Administrative Agent or any Lender in connection with the enforcement of their rights in connection with this Agreement or in connection with the Loans made hereunder, including the fees and disbursements of counsel for the Administrative Agent or, in the case of enforcement, the Lenders.

          (b) The Company agrees to indemnify the Administrative Agent, each Lender, each of their Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the consummation of the transactions contemplated by this Agreement, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

          8.6 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          8.7 WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders, provided that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment or decrease the Facility Fee or Utilization Fee of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16 or
Section 8.4(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender, provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

          8.8 ENTIRE AGREEMENT. This Agreement constitutes the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8.9 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          8.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.3.

          8.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          8.12 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company after such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          8.13 JURISDICTION: CONSENT TO SERVICE OF PROCESS. (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

          (b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter 0have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                           AMERICAN BANKERS INSURANCE GROUP, INC.,
                           as Borrower,


                           By /s/ Floyd G. Denison
                             -------------------------------
                           Name:  Floyd G. Denison
                           Title: Executive Vice President

                           CHEMICAL BANK, individually and as Administrative Agent,


                           By /s/ Heather Lindstrom
                             -------------------------------
                           Name:  Heather Lindstrom
                           Title: Vice President

                           BARCLAYS BANK PLC, NEW YORK BRANCH
                           individually and as Co-Agent


                           By /s/ C. Cathcart
                             -------------------------------
                           Name:  C. Cathcart
                           Title: Vice President

                           ABN AMRO BANK N.V.


                           By /s/ Andres von Dincklage
                             -------------------------------
                           Name:  Andres von Dicklage
                           Title: Group Vice President


                           By /s/ Richard Lavina
                             -------------------------------
                           Name:  Richard Lavina
                           Title: Vice President

                           AMSOUTH BANK OF ALABAMA


                           By /s/ Robert B. DeHaven
                              -------------------------------
                           Name:  Robert B. DeHaven
                           Title: Vice President

                           THE BANK OF NEW YORK


                           By /s/ Frederick E. Ball II
                             -------------------------------
                           Name:  Frederick E. Ball II
                           Title: Vice President

                           THE BANK OF NOVA SCOTIA


                           By /s/ Carolyn A. Lopez
                              -------------------------------
                           Name:  Carolyn A. Lopez
                           Title: Relationship Manager

                           THE BANK OF TOKYO TRUST COMPANY


                           By /s/ Joseph P. Devoe
                              --------------------------------
                           Name:  Joseph P. Devoe
                           Title: Vice President

                           BARNETT BANK OF SOUTH FLORIDA, N.A.


                           By /s/ Gene Schaefer
                              --------------------------------
                           Name:  Gene Schaefer
                           Title: Vice President

                           CREDIT LYONNAIS, NEW YORK BRANCH


                           By /s/ Renand Herbes
                             --------------------------------
                           Name:  Renand Herbes
                           Title: Senior Vice President

                        DEUTSCHE BANK AG, NEW YORK BRANCH
                           and/or CAYMAN ISLANDS BRANCHES


                           By /s/ Louis Caltavuturo
                             --------------------------------
                           Name:  Louis Caltavuturo
                           Title: Associate


                           By /s/ Cynthia A. Gavenda
                             --------------------------------
                           Name:  Cynthia A. Gavenda
                           Title: Associate

                           THE FIRST NATIONAL BANK OF CHICAGO


                           By /s/ J. J. Winn Jr.
                             ---------------------------------
                           Name:  J. J. Winn Jr.
                           Title: Senior Vice President

                           THE FUJI BANK, LIMITED, NEW YORK BRANCH


                           By /s/ Gina Kearns
                             ----------------------------------
                           Name:  Gina Kearns
                           Title: Vice President & Manager

                           SHAWMUT BANK CONNECTICUT, N.A.


                           By /s/ Jeffrey A. Simpson
                             ----------------------------------
                           Name:  Jeffrey A. Simpson
                           Title: Assistant Vice President

                           STATE STREET BANK AND TRUST COMPANY


                           By /s/ Edward M. Anderson
                             ----------------------------------
                           Name:  Edward M. Anderson
                           Title: Vice President


                           SUNTRUST BANK, MIAMI, N.A.


                           By: /s/ J. Kevin Tinny
                              ---------------------------------
                           Name:  J. Kevin Tinny
                           Title: Senior Vice President

                                                                     EXHIBIT A-1
                        FORM OF COMPETITIVE BID REQUEST


Chemical Bank, as Administrative Agent
for the Lenders referred to below,
270 Park Avenue
New York, NY 10017

Attention:  [           ]

Dear Ladies and Gentlemen:

          The undersigned, American Bankers Insurance Group, Inc. (the "BORROWER"), refers to the 5-Year Competitive Advance and Revolving Credit Facility Agreement dated as of ___________, 1995 (as it may hereafter be amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"), among the Company, the Lenders named therein and Chemical Bank, as Administrative Agent and Barclays Bank PLC, New York Branch, as Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.3(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing
     (which is a Business Day)
                                         -------------
(B)  Principal amount of
     Competitive Borrowing(1)            -------------

(C)  Interest rate basis(2)              -------------

(D)  Interest Period and the
     last day thereof(3)                 -------------





------------------------------

     (1) Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

     (2) Eurodollar Loan or Fixed Rate Loan.

     (3) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

          Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Company shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.1(b) and (c) of the Credit Agreement have been satisfied.

                                       Very truly yours,

                                       AMERICAN BANKERS INSURANCE GROUP, INC.


                                       By:
                                          -------------------------
                                          Name:
                                          Title: [Financial Officer]

                                                                     EXHIBIT A-2

                   FORM OF NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]
New York, New York

                                                                          [Date]

Attention:  [     ]

Dear Ladies and Gentlemen:

          Reference is made to the 5-Year Competitive Advance and Revolving Credit Facility Agreement dated as of [___________], 1995 (as it may hereafter be amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"), among American Bankers Insurance Group, Inc. (the "BORROWER"), the Lenders named therein and Chemical Bank, as Administrative Agent, and Barclays Bank PLC, New York Branch, as Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company made a Competitive Bid Request on ____________, 19[ ], pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].1 Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing
                                         -------------
(B)  Principal amount of
     Competitive Borrowing
                                         -------------

------------------------

(1) The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurodollar Loands, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and
     (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

(C)  Interest rate basis
                                                   -------------
(D)  Interest Period and the
     last day thereof.
                                                   -------------


                                                   Very truly yours,

                                                   CHEMICAL BANK,
                                                   as Administrative Agent,


                                                   By:
                                                      -------------------------
                                                        Name:
                                                        Title:

                                                                     EXHIBIT A-3


                            FORM OF COMPETITIVE BID


Chemical Bank, as Administrative Agent
for the Lenders referred to below,
270 Park Avenue
New York, N.Y. 10017

                                                                          [Date]

Attention:  [          ]

Dear Ladies and Gentlemen:

          The undersigned, [Name of Lender], refers to the 5-Year Competitive Advance and Revolving Credit Facility Agreement dated as of [________], 1995 (as it may hereafter be amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"), among American Bankers Insurance Group, Inc. (the "BORROWER"), the Lenders named therein and Chemical Bank, as Administrative Agent Agent, and Barclays Bank PLC, New York Branch, as Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.3(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Company on __________, 19[ ], and in that connection sets forth below the terms on which such Competitive-Bid is made:

(A)  Principal Amount(1)
                                         -------------
(B)  Competitive Bid Rate(2)
                                         -------------
(C)  Interest Period and
     last day thereof                    -------------




----------------------------
(1) Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Administrative Agent.

(2) i.e., Adjusted LIBO Rate + or - __%, in the case of Eurodollar Loans or __%, in the case of Fixed Rate Loans.

          The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Company upon acceptance by the Company of this bid in accordance with Section 2.3(d) of the Credit Agreement.

                                                   Very truly yours,

                                                   [NAME OF LENDER],


                                                   By:
                                                      -------------------------
                                                       Name:
                                                       Title:

                                                                     EXHIBIT A-4

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


                                                                          [Date]


Chemical Bank, as Administrative Agent
for the Lenders referred to below
270 Park Avenue
New York, N.Y. 10017

Attention: [           ]

Dear Ladies and Gentlemen:

          The undersigned, American Bankers Insurance Group, Inc. (the "BORROWER"), refers to the 5-Year Competitive Advance and Revolving Credit Facility Agreement dated as of [________], 1995 (as it may hereafter be amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"), among the Company, the Lenders named therein and Chemical Bank, as Administrative Agent for the Lenders, and Barclays Bank PLC, New York Branch, as Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          In accordance with Section 2.3(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________, 19[ ], and in accordance with Section 2.3(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount    Fixed Rate/Margin         Lender
----------------    -----------------         ------
     $                 [%]/[+/-.   %]
     $

We hereby reject the following bids:

Principal Amount    Fixed Rate/Margin         Lender
----------------    -----------------         ------
     $                 [%]/[+/-.   %]
     $

          The $__________ should be deposited in Chemical Bank account number [ ] on [date].

                    We hereby represent and certify that this Competitive Bid Accept/Reject Letter has been executed on behalf of the Borrower by its duly authorized representative at a location outside the State of Florida.

                                              Very truly yours,

                                              AMERICAN BANKERS INSURANCE
                                              GROUP, INC.


                                              By:
                                                 --------------------------
                                                  Name:
                                                  Title:

                                                                     EXHIBIT A-5





                       FORM OF STANDBY BORROWING REQUEST

Chemical Bank, as Administrative Agent
for the Lenders referred to below,
270 Park Avenue
New York, N.Y. 10017

                                                                          [Date]

Attention:  [         ]

Dear Ladies and Gentlemen:

          The undersigned, AMERICAN BANKERS INSURANCE GROUP, INC. (the "BORROWER"), refers to the 5-Year Competitive Advance and Revolving Credit Facility Agreement dated as of [__________], 1995 (as it may hereafter be amended, modified, extended or restated from time to time, the "CREDIT AGREEMENT"), among the Company, the Lenders named therein and Chemical Bank, as Administrative Agent and Barclays Bank PLC, New York Branch, as Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.4 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

(A)       Date of Standby Borrowing
          (which is a Business Day)
                                                             -------------
(B)       Principal amount of Standby
          Borrowing(1)
                                                             -------------
(C)       Interest rate basis(2)
                                                             -------------




-------------------------------

(1) Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

(2) Eurodollar Loan or ABR Loan.

                                                                     EXHIBIT A-5





(D)       Interest Period and the
          last day thereof(1)
                                                             -------------

          Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Company shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.1(b) and (c) of the Credit Agreement have been satisfied.

                                              Very truly yours,

                                              AMERICAN BANKERS INSURANCE
                                              GROUP, INC.


                                              By:
                                                 ---------------------------
                                                  Name:
                                                  Title: [Financial Officer]





---------------------------

(1) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                                                EXHIBIT B



[CHEMICAL BANK LOGO]

       CHEMICAL BANK
       140 East 45th Street
       New York, NY 10017-3162
       212 622-0001
       Fax 212/622-0002
       Telex 353006 ABSC AMERICAN BANKERS INSURANCE GROUP, INC.
                            ADMINISTRATIVE QUESTIONNAIRE


Please accurately complete the following information and return via FAX to the attention of Janet Belden at Chemical Bank as soon as possible.

FAX Number:     212-622-0122

LEGAL NAME TO APPEAR IN DOCUMENTATION:
--------------------------------------

________________________________________________________________

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:
----------------------------------------------

Institution Name: ______________________________________________

Street Address:   ______________________________________________

City, State, Zip Code: _________________________________________


GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
-----------------------------------------------

Institution Name: ______________________________________________

Street Address:   ______________________________________________

City, State, Zip Code: _________________________________________


CONTACTS/NOTIFICATION METHODS:
-----------------------------

CREDIT CONTACTS:

Primary Contact:  ______________________________________________

Street Address:   ______________________________________________

City, State, Zip Code: _________________________________________

Phone Number:   ________________________________________________

FAX Number:       ______________________________________________


Backup Contact:   ______________________________________________

Street Address:   ______________________________________________

City, State, Zip Code: _________________________________________

Phone Number:  _________________________________________________

FAX Number:  ___________________________________________________

TAX WITHHOLDING:

    Non Resident Alien  ______ Y*  ______ N

    * Form 4224 Enclosed

    Tax ID Number _______________________

CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact: ___________________________________________________________

Street Address: ____________________________________________________

City, State, Zip Code: _____________________________________________

Phone Number: ______________________________________________________

FAX Number: ________________________________________________________


BID LOAN NOTIFICATION

Contact: ___________________________________________________________

Street Address: ____________________________________________________

City, State, Zip Code:______________________________________________

Phone Number: ______________________________________________________

Fax Number:   ______________________________________________________

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

  __________________________________________________________________

Routing Transit/ABA number of Bank where funds are to be transferred:

  ___________________________________________________________________

Name of Account, if applicable:

  ____________________________________________________________________

Account Number: ______________________________________________________

Additional Information: ______________________________________________

                        ______________________________________________


It is very important that ALL of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me on 212-622-0011.

                                                                       EXHIBIT C





                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE


                                                     Dated:  _____________, 19__


          Reference is made to the 5-Year Competitive Advance and Revolving Credit Facility Agreement dated as of ____________, 1995 (the "CREDIT AGREEMENT"), among American Bankers Insurance Group, Inc. (the "BORROWER"), the Lenders named therein and Chemical Bank, as Administrative Agent for the Lenders, and Barclays Bank PLC, New York Branch, as Co- Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's [right, title, interest and obligations in, to and under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Effective Date and the Competitive Loans and Standby Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 8.4 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in
Section 2.19(g) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit B to the Credit Agreement and (iii) a processing and recordation fee of $________.

          3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):



                                                                              Percentage Assigned of
                                                                          Facility/Commitment (set forth,
                                                                           to at least 8 decimals, as a
                                     Principal Amount Assigned (and       percentage of the Facility and
                                      identifying information as to      the aggregate Commitments of all
 Facility                             individual Competitive Loans)             Lenders thereunder)
 --------                            -------------------------------     ---------------------------------

 Commitment Assigned:                         $                                               %
                                               -----------                         -----------
 Standby Loans:                               $                                               %
                                               -----------                         -----------
 Competitive Loans:                           $                                               %
                                               -----------                         -----------

The terms set forth and on the reverse             ACCEPTED:
side hereof are hereby agreed to:
                                                   AMERICAN BANKERS INSURANCE GROUP, INC.


----------------------------, as                   By:------------------------------------
Assignor,                                             Name:
                                                      Title:

By:-------------------------
   Name:
   Title:

----------------------------, as
Assignee,

By:-------------------------
   Name:
   Title:

                                                                       EXHIBIT D





                                   [FORM OF]

                             OPINION OF COUNSEL FOR
                    AMERICAN BANKERS INSURANCE GROUP, INC.1


          1. American Bankers Insurance Group, Inc. and each of its Material Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of Florida, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted,
(iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect on American Bankers Insurance Group, Inc., and (iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and to borrow funds thereunder.

          2. The execution, delivery and performance by American Bankers Insurance Group, Inc. of the Agreement and the borrowings of American Bankers Insurance Group, Inc. thereunder (collectively, the "TRANSACTIONS") (i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation (including, without limitation, the Margin Regulations), or of the certificate of incorporation or other constitutive documents or by-laws of American Bankers Insurance Group, Inc. or any Material Subsidiary, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which American Bankers Insurance Group, Inc. or any Material Subsidiary is a party or by which any of their property is bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any Lien upon any property or assets of American Bankers Insurance Group, Inc. or any Subsidiary.

          3. The Agreement has been duly executed and delivered by American Bankers Insurance Group, Inc. and constitutes a legal, valid and binding obligation of American Bankers Insurance Group, Inc. enforceable against American Bankers Insurance Group,

_________________________________

(1) Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Competitive Advance and Revolving Credit Facility Agreement (the "AGREEMENT") dated as of [________], 1995, among American Bankers Insurance Group, Inc., the lenders listed in Schedule 2.1 thereto, and Chemical Bank, as Administrative Agent and Barclays Bank PLC, as Co-Agent.

Inc. in accordance with its terms, subject as to the enforceability of rights and remedies to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect.

          4. No action, consent or approval of, registration or filing with, or any other action by, any Government Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

          5. Neither American Bankers Insurance Group, Inc. nor any of its Material Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          6. Except as set forth in Schedule 3.8 of the Agreement, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the best of our knowledge, threatened against or affecting the Company or any Material Subsidiary or any business, property or rights of any such person (i) which involve this Agreement or the Transactions or (ii) as to which there is a reasonable probability of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

          7. No Insurance Subsidiary is subject to (i) any order of liquidation, rehabilitation, conservation, supervision or any other order of like effect issued by any Applicable Insurance Regulatory Authority or (ii) any plan of action of any Applicable Insurance Regulatory Authority which would result in the control or direction by such Applicable Insurance Regulatory Authority of the management, policies or ongoing business activities of such Insurance Subsidiary.

          8. No License is the subject of, or to the best of our knowledge threatened to be the subject of, a proceeding for suspension, revocation, restriction on License authority or limitation on premiums written or any similar proceedings, and to the best of the our knowledge there exists no sustainable basis for any such suspension, revocation, restriction on License authority or limitation on premiums written, except where such suspension, revocation, restriction, or limitation would not individually or in the aggregate result in a Material Adverse Effect.

          9.  The common stock of each of the Material Subsidiaries listed on
Schedule 3.7 of the Agreement has been duly authorized and validly issued, is fully paid and nonassessable, constitutes all of the issued and outstanding shares of the capital stock of such corporation, and is owned, of record and beneficially, by the Company.

          10. Except as set forth in Schedule 3.16 of the Agreement and as required by law, rule or regulation or by any Governmental Authority, including any Applicable Insurance Regulatory Authority, to the best of our knowledge no indenture, certificate of designation for preferred stock, agreement or instrument to which any Material Subsidiary is a party will, directly or indirectly, prohibit or restrain the payment of dividends by such Material Subsidiary. As of the Closing Date, no such indenture, certificate, agreement or instrument to which the Company or any Material Subsidiary is a party will require the repayment of any amounts owed by the Company or such Material Subsidiary as a result of the consummation of the Transactions.

                                                                    SCHEDULE 2.1






 Name and Address of Lender                      Contact Person, Fax and          Commitment
 --------------------------                      -----------------------          ----------
                                                 Telephone Nos.
                                                 --------------
 Chemical Bank                                   Heather Lindstrom                $ 22,000,000
 270 Park Avenue                                 Fax:  (212) 270-1789
 New York, New York 10017                        Tel:  (212) 270-9839

 Barclays Bank PLC, New York Branch              Chris Cathcart                   $ 21,000,000
 222 Broadway, 12th Floor                        Fax:  (212) 412-5610
 New York, New York 10038                        Tel:  (212) 412-7622

 ABN AMRO Bank, N.V.                             Rick Lavina                      $ 11,000,000
 200 South Biscayne Blvd.                        Fax:  (305) 372-2397
 Suite 2200                                      Tel:  (305) 579-9760
 Miami, Florida 33131

 AmSouth Bank of Alabama                         Judy Fry                         $ 11,000,000
 1900 Fifth Avenue, North                        Fax:  (205) 326-5601
 Birmingham, Alabama 35203                       Tel:  (205) 581-7015

 The Bank of New York                            Frederick E. Ball, II            $ 19,000,000
 1 Wall Street, 17th Floor                       Fax:  (212) 809-9520
 New York, New York 10286                        Tel:  (212) 635-6466

 The Bank of Nova Scotia                         Frank Sandler                    $ 19,000,000
 600 Peachtree Street, N.E.                      Fax:  (404) 888-8998
 Suite 2700                                      Tel:  (404) 877-1505
 Atlanta, Georgia 30308

 The Bank of Tokyo Trust Company                 Joe Devoe                        $ 19,000,000
 1251 Avenue of the Americas                     Fax:  (212) 782-6440
 12th Floor                                      Tel:  (212) 782-4318
 New York, New York 10005

 Barnett Bank of South Florida, N.A.             Gene Schaefer                    $ 19,000,000
 701 Brickell Avenue                             Fax:  (305) 350-7005
 Miami, Florida 33131                            Tel:  (305) 789-3054

 Credit Lyonnais                                 Peter Rasmussen                  $ 11,000,000
 1301 Avenue of the Americas                     Fax:  (212) 261-3401
 17th Floor                                      Tel:  (212) 261-7718
 New York, New York 10019

 Deutsche Bank AG, New York Branch               Susan Maros                      $ 19,000,000
 31 West 52nd Street                             Fax:  (212) 474-8108
 New York, New York 10019                        Tel:  (212) 474-8104

 The First National Bank of Chicago              Paul Schultz                     $ 19,000,000
 One First National Plaza                        Fax:  (312) 732-4033
 Suite 0085                                      Tel:  (312) 732-7074
 Chicago, Illinois 60670-0085

 The Fuji Bank, Limited                          Mike Imperiale                   $ 19,000,000
 2 World Trade Center                            Fax:  (212) 912-0516
 79th Floor                                      Tel:  (212) 898-2080
 New York, New York 10048

   with copy to:

 The Fuji Bank, Limited                          Ray Juncosa
 200 S. Biscayne  Blvd.                          Fax:  (305) 381-8338
 Suite 3440                                      Tel:  (305) 374-2226
 Miami, Florida 33131

 Shawmut Bank Connecticut, N.A.                  Jeff Simpson                     $ 11,000,000
 777 Main Street                                 Fax:  (860) 986-1264
 Hartford, CT 06115                              Tel:  (860) 986-2688

 State Street Bank & Trust Company               Edward M. Anderson               $ 11,000,000
 108 Myrtle Street                               Fax:  (617) 985-5082
 North Quincy, MA 02171                          Tel:  (617) 985-5301

 SunTrust Bank, Miami N.A.                       J. Kevin Tinny                   $ 19,000,000
 777 Brickell Avenue                             Fax:  (305) 579-7133
 4th Floor                                       Tel:  (305) 579-7340
 Miami, Florida 33131

                                  SCHEDULE 3.6

                                 Capital Leases



                                     None.

                                  SCHEDULE 3.7

                                  Subsidiaries



                                 See attached.

                    AMERICAN BANKERS INSURANCE GROUP, INC.
                           ORGANIZATIONAL STRUCTURE
                                NOVEMBER, 1995


                    AMERICAN BANKERS INSURANCE GROUP, INC.


ABIG Servicios de Mexico, S.A.
AB Warranty Company
AB Warranty Company of Florida
American Bankers Capital, Inc.
American Bankers Financial Services (50%)
   AFBS Insurance Agency, Inc. (50%)
   Grand General Insurance Agency (50%)
American Bankers Insurance Company of Florida
   American Bankers General Agency, Inc.
   Caydeaux Group, Ltd. (54%)
       Caydeaux Life Assurance Company, Ltd. (54%)
       Caydeaux Insurance Company, Ltd. (54%)
   Roadgard Motor Club, Inc. (Canada)
American Bankers Life Assurance Company of Florida
   ABL Agents' Services, Inc.
   Caribbean American Life Assurance Company
   Condeaux Life Insurance Company (79%)

American Bankers Management Company, Inc.
   Consumer Assist Network Association, Inc.
American Reliable Insurance Company
   American Summit General Agency, Inc.
   Caravanner Insurance, Inc.
Aseguradora Maya, S.A. de C.V.
Associated Insurance Agency
Bankers Atlantic Reinsurance Company
Bankers American Life Assurance Company
Bankers Insurance Company, Ltd.
   Bankers Insurance Group Mgmt. (IOM) Ltd.
   Bankers Insurance Service Company, Ltd.
Caribbean American Property Insurance Co.
Caribbean American Insurance Agency Company
Federal Warranty Service Corporation
   Federal Warranty Service Corporation (Canada)
Financial Exchange, Inc.
   Attorney-in-Fact for
   Financial Insurance Exchange

Green Streak Incorporated
Guardian Investment Services, Inc.
H&D Graphics, Inc.
National Insurance Agency
Roadgard Motor Club, Inc,.
Sureway, Inc.
   Guardian Travel, Inc.
Voyager Group, Inc.
   Voyager American Insurance Company, Ltd.
   Voyager Indemnity Insurance Company
   Voyager Service Programs, Inc.
   Voyager Service Warranties, Inc.
Voyager Life and Health Insurance Company
Voyager Life Insurance Company
   Voyager Property & Casualty Insurance Company


ownership is 100% unless otherwise noted.

                                  SCHEDULE 3.8



                                     None.

                                 SCHEDULE 3.15

                             Environmental Matters



                                     None.

                                 SCHEDULE 3.16

                              Certain Restrictions



                                     None.